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                                                                  EXHIBIT 99.1

[LOGO OF SPARTON CORPORATION]                                     NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact: Rhonda Aldrich
January 10, 2003
(517) 787-8600

SPARTON CORPORATION APPROVES THE ISSUANCE OF A 5% COMMON STOCK DIVIDEND

(JACKSON, MICHIGAN)-Friday, January 10, 2003-Electronics Design and Manufacturing Service (EMS) Provider, Sparton Corporation (NYSE:SPA), approves the issuance of a 5% Common Stock dividend.

At a meeting held today, the Board of Directors approved a 5% stock dividend. The stock dividend will be paid to eligible shareowners of record on January 21, 2003. The dividend distribution or payment date has been established as February 18, 2003. Cash will be paid in lieu of any fractional shares of stock.

David W. Hockenbrocht, President and CEO and Bradley O. Smith, Chairman of the Board of Directors, both of whom are focused on short and long term shareholder value, were pleased with the Board's approval of the stock dividend. Mr. Smith stated, "We believe stock dividends are an excellent way to reward shareholders and demonstrates our commitment to enhance shareholder value and liquidity of Sparton stock over time."

For more information, please contact Rhonda Aldrich. Sparton Corporation at
(517) 787-8600 or visit the Sparton website at http://www.sparton.com/.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: To the extent any statements made in this release contain information that is not historical, these statements are essentially forward-looking and are subject to risks and uncertainties, including the difficulty of predicting future results, the regulatory environment, fluctuations in operating results and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.